Exhibit 99.1

—NEWS RELEASE—

CHICAGO, Dec. 1, 2003—Boeing [NYSE: BA] announced today that its board of directors has accepted the resignation of Phil Condit, 62, as chairman and CEO. After thorough deliberations, the board decided that a new structure for the leadership of the company is needed and named Lewis E. Platt, 62, as non-executive chairman and Harry C. Stonecipher, 67, as president and CEO, effective immediately.

Both Platt and Stonecipher are experienced leaders who are knowledgeable about the company’s operations and strategy. Platt has been a member of Boeing’s board of directors for four years; he is a retired chairman of the board, president and CEO of Hewlett-Packard Company. Stonecipher retired from Boeing in 2002 after working closely with Condit for five years in several roles, including vice chairman, president and chief operating officer. Stonecipher also has served as a Boeing director for six years.

“Boeing is advancing on several of the most important programs in its history and I offered my resignation as a way to put the distractions and controversies of the past year behind us, and to place the focus on our performance,” Condit said. “I am proud of the strategies that have transformed Boeing into the world’s largest aerospace company, and I have the highest regard and respect for Lew and Harry. They each possess the knowledge, experience and leadership to take this company to the next level. I will watch the progress of Boeing with great pride.”

“The board appreciates that Phil acted with characteristic dignity and selflessness in recognizing that his resignation was for the good of the company,” said the new chairman, Lew Platt. “We accepted his decision with sadness, but also with the knowledge that changes needed to be made. The board is confident that the new leadership will bring a renewed focus on execution and performance.

“The board is in unanimous agreement that the company has been pursuing the right transformation strategy and that Boeing is in excellent financial condition,” he said.

“As the non-executive chairman, I will bring to bear the full strength and perspective of the board in guiding the company and assisting Harry in any way he requests. Harry will be responsible for executing our strategy and running every aspect of the company,” Platt said.

“Boeing has a solid foundation for the future – strong businesses, valuable assets, and thousands of hard-working, dedicated people – and we are all deeply grateful to Phil for his contributions and accomplishments,” Stonecipher said.

“We have the right strategy. The task before us is to execute. We need to strengthen our reputation with our customers, employees, investors and the communities in which we operate. Lew and I, and the entire board, are determined that the events of the last year no longer obscure the company’s strengths or distract us from what we need to do. Boeing is a great company with tremendous capabilities to define the future in each of our markets and deliver consistent, profitable growth,” said Stonecipher.

Lew Platt joined Hewlett-Packard in 1966 in the medical products operations and went on to manage various parts of HP’s computer business. He became an executive vice president in 1987 and retired in 1999 after serving seven years as chairman, CEO and president of HP. He was the CEO of Kendall-Jackson Wine Estates from 2000 to mid-2001.

Platt earned his bachelor’s degree in mechanical engineering from Cornell University and has a master’s degree in business administration from the Wharton School of Business, University of Pennsylvania. He serves on the boards of 7-Eleven, The Packard Foundation and the Wharton School.

Harry Stonecipher’s aerospace career spans more than 47 years from his start at General Motors’ Allison Division as a lab technician to being elected vice chairman of The Boeing Company in 2001. In 1960, he joined General Electric’s aircraft engine operations, and progressed through a series of engineering and program positions, ending up running the division from 1984 to 1987.

In 1987, Stonecipher left GE to join Sundstrand and shortly thereafter became president and chief operating officer. He became president and CEO in 1989 and assumed the additional office of chairman in 1991. During his seven and a half years at Sundstrand, Stonecipher repaired the company’s seriously damaged customer relationship with the U.S. Department of Defense.

Stonecipher joined McDonnell Douglas in 1994 as president and CEO. In his short 33 months at the aerospace company he increased the financial performance of the enterprise, saw a four-fold increase in the share price, and led the merger with Boeing in 1997. At completion of the merger, Stonecipher was elected president and chief operating officer and a member of Boeing’s board.

He has a bachelor’s degree in physics from Tennessee Technological University and serves on the board of directors of PACCAR, Inc.

Forward-Looking Information Is Subject to Risk and Uncertainty

Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Litigation Reform Act of 1995. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. Forward-looking statements in this release include, but are not limited to, our expectation that the refunds will further strengthen the Company’s cash balances and statements discussing the financial impact of the partial settlement. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Our actual results and future trends may differ materially depending on a variety of factors, including the continued impact of the commercial aviation downturn on overall production, as well as the impact on production or production rates for specific commercial airplane models, the continued operation, viability and growth of major airline customers and non-airline customers (such as the U.S. Government); adverse developments in the value of collateral securing customer and other financings; the occurrence of any significant collective bargaining labor dispute; additional tax settlements with the U.S. Government; our successful execution of internal performance plans, production rate increases and decreases (including any reduction in or termination of an aircraft product, including the 717, 757 and 767 models), acquisition and divestiture plans, and other cost-reduction and productivity efforts; charges from any future SFAS 142 review; an adverse development in rating agency credit ratings or assessments; the actual outcomes of certain pending sales campaigns and U.S. and foreign government procurement activities, including the timing of procurement of tankers by the U.S. Department of Defense (“DOD”) in light of, among other things, the Congressional review process, an ongoing DOD investigation, and our for cause termination of our Chief Financial Officer;  the cyclical nature of some of our businesses; unanticipated financial market changes which may impact pension plan assumptions; domestic and international competition in the defense, space and commercial areas; continued integration of acquired businesses; performance issues with key suppliers, subcontractors and customers; factors that could result in significant and prolonged disruption to air travel worldwide (including the status of and impacts flowing from continued warfare in Iraq and future terrorist attacks); any additional impacts from the attacks of September 11, 2001; global trade policies; worldwide political stability; domestic and international economic conditions; price escalation; the outcome of political and legal processes, including uncertainty regarding government funding of certain programs; changing priorities or reductions in the U.S. Government or foreign government defense and space budgets; termination of government or commercial contracts due to unilateral government or customer action or failure to perform; legal, financial and governmental risks related to international transactions; legal proceedings, including U.S. Government proceedings and investigations and commercial litigation related to the Evolved Expendable Launch Vehicle Program or related to the Air Force 767 Tanker Program; and other economic, political and technological risks and uncertainties. Additional information regarding these factors is contained in our SEC filings, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2002 and Form 10-Q for the periods ending March 31, 2003, June 30, 2003, and September 30, 2003.